Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Netflix, Inc.:

We consent to the use of our reports dated March 11, 2005, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein, which reports appear in the December 31, 2004 annual report on Form 10-K of Netflix, Inc.

/s/ KPMG LLP

Mountain View, California

March 21, 2005